EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS







We consent to the incorporation by reference in this Form 10-K of ACNB Corporation and subsidiaries of our report dated January 17, 2004, included in the 2003 Annual Report to Stockholders of ACNB Corporation and subsidiaries.



/s/ Stambaugh Ness, PC

Stambaugh Ness, PC

York, Pennsylvania
March 16, 2004